Exhibit 10.25

PROPRIETARY & CONFIDENTIAL

EXECUTION VERSION

FOURTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

APOLLO MANAGEMENT HOLDINGS, L.P.

This Fourth Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Apollo Management Holdings, L.P., a Delaware limited partnership (the “Partnership”), is entered into by AMH Holdings, L.P., a Cayman Islands exempted limited partnership (the “Limited Partner”), Apollo Management Holdings GP, LLC, a Delaware limited liability company, as the general partner (the “General Partner” and, together with the Limited Partner, the “Partners”) and, solely for the purpose of Section 23, APO Corp., a Delaware Corporation, and AP Professional Holdings, L.P., a Cayman Islands exempted company (the “Withdrawing Limited Partners”), as of October 30, 2012.

WHEREAS, the Partnership has been formed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.), as amended from time to time (the “Act”), by filing a Certificate of Limited Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on January 25, 2007;

WHEREAS, the General Partner and the Withdrawing Limited Partners entered into the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 14, 2010 (the “Third Amended Agreement”);

WHEREAS, the General Partner, the Withdrawing Limited Partners and the Limited Partner wish to amend and restate the Third Amended Agreement in its entirety; and

WHEREAS, each Withdrawing Limited Partner is entering into this Agreement in order to contribute 100% of its limited partner interest in the Partnership (the “Contributed Interest”) to the Limited Partner and to withdraw from the Partnership pursuant to Section 23 of this Agreement and the Act and for no other purpose.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Name. The name of the limited partnership continued hereby is Apollo Management Holdings, L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner.

2. Purpose. The object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office; Registered Agent.

(a) The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, United States.

(b) The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, United States.

4. Principal Office. The principal office of the Partnership shall be One Manhattanville Road, Suite 201, Purchase, New York 10577, United States, or at such other place as the General Partner may determine from time to time. The General Partner may establish additional offices as it deems necessary.

5. Partners.

(a) The names and mailing addresses of the Partners are as set forth in Annex A attached hereto.

(b) The Limited Partner shall have a limited partner interest in the Partnership as set forth on the schedule of partners maintained by the General Partner (a “Limited Partner Interest”). The General Partner shall adjust the schedule of partners from time to time as necessary to, among other matters, reflect the admission of any additional limited partners, any transfers of a Limited Partner Interest, any additional capital contributions or withdrawals by the Limited Partner or any other event which may result in a change in the Limited Partner Interest of the Limited Partner.

(c) The General Partner hereby continues as the general partner of the Partnership upon its execution of a counterpart signature page to this Agreement and confirms its agreement to be bound by the terms of this Agreement.

6. Management of the Partnership.

(a) Subject to the delegation of rights and powers provided for herein, management of the Partnership shall be vested exclusively in the General Partner. The rights and duties of the General Partner shall be as provided in the Act except as provided in this Agreement. To the extent permitted by law, the General Partner shall have the sole right to manage the business of the Partnership and shall have all powers and rights necessary, appropriate or advisable to carry out the purposes and business of the Partnership. The Partnership is authorized to execute, deliver and perform its obligations under, and the General Partner, on behalf of the Partnership, is authorized to execute and deliver, and perform the Partnership’s obligations under, any and all agreements, deeds, instruments, receipts, certificates and other documents, and to take all such other action as the General Partner may consider necessary or advisable in connection with the purposes of the Partnership without any further act, vote or approval of any person, including any Partners, notwithstanding any other provision of this Agreement.

(b) The General Partner shall have sole discretion regarding the appointment, quantity, titles, duties, power and removal of all officers of the Partnership, if any.

(c) All contracts, agreements, endorsements, assignments, transfers, or other instruments shall be signed by the General Partner or an authorized agent on behalf of the Partnership.

(d) The General Partner or an authorized agent shall execute and file any amendments to and/or restatements of the Certificate and any other certificates (and any amendments to and/or restatements thereof) permitted or required to be filed in the Office of the Secretary of State of the State of Delaware. The General Partner or an authorized agent shall execute, deliver and file or cause the execution, delivery and filing of any certificates, applications, instruments and other documents (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.

7. Capital Contributions.

(a) The Limited Partner shall make capital contributions to the Partnership as agreed from time to time between the General Partner and the Limited Partner. The General Partner shall not be required to make any capital contributions to the Partnership.

(b) The provisions of this Section 7 are intended solely to benefit the Partners and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership other than the Partners (and no such creditor of the Partnership shall be a third party beneficiary of this Agreement). No Partner shall have a duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Section 7.

8. Book Allocation of Profits and Losses. The Partnership’s profits and losses shall be allocated to the Limited Partner.

9. Distributions.

(a) The Limited Partner shall not be entitled to interest on its capital contributions to the Partnership or have the right to distributions or the return of any contribution to the capital of the Partnership except for distributions in accordance with this Section 9 or, upon dissolution of the Partnership, in accordance with Section 15. Except as required by the Act or other applicable law, the Limited Partner shall not be liable for the return of any such amounts distributed to it. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not make a distribution to the Limited Partner if such distribution would violate the Act or other applicable law.

(b) Distributions shall be made to the Limited Partner at the times and in the aggregate amounts determined by the General Partner.

10. Fiscal Year; Tax Matters.

(a) The fiscal year of the Partnership for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years, if any, in the years of the Partnership’s formation and termination and as otherwise required by the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.

(b) Proper and complete records and books of account of the business of the Partnership, including Annex A attached hereto, shall be maintained at the Partnership’s principal place of business. Each of the Partners acknowledges and agrees that the Partnership is intended to be classified and treated as an entity that is disregarded from its owner for United States federal, state and local income tax purposes. The Partnership’s books of account shall be maintained on a basis consistent with such treatment. The Limited Partner and its duly authorized representatives may, for any reason reasonably related to its interest as a limited partner of the Partnership, examine the Partnership’s books of account and make copies and extracts therefrom at its own expense. The General Partner or, if no general partner, the liquidating trustee of the Partnership, shall maintain the records of the Partnership for three years following the termination of the Partnership.

(c) The Partners hereby agree to take any measures necessary (or, if applicable, refrain from any action) to ensure that the Partnership is not treated as an association taxable as a corporation for United States federal, state and local income tax purposes.

(d) The General Partner shall make such elections under the Code and other relevant tax laws as to the treatment of items of the Partnership’s income, gain, loss, deduction and credit, as well as to all other relevant matters, as it deems necessary or appropriate.

(e) The General Partner is designated, and is specifically authorized to act as a “tax matters partner” under the Code and in any similar capacity under the law.

11. Assignments and Transfers of Interests.

(a) The General Partner may transfer all or any portion of its general partner interest in the Partnership and any and all rights and/or obligations associated therewith to any person at any time. The transferee of a general partner interest in the Partnership shall be admitted to the Partnership as a general partner of the Partnership upon its execution of a counterpart signature page to this Agreement, or some other written instrument in which it agrees to be bound by the terms of this Agreement. If the General Partner transfers all of its general partner interest, such admission shall be effective immediately prior to such transfer and immediately following such transfer, the transferor general partner shall upon making such filings as are required by the Act cease to be a general partner of the Partnership and the Partnership shall continue without dissolution.

(b) The Limited Partner may not transfer all or any portion of its Limited Partner Interest or any and all rights and/or obligations associated therewith to any person without the consent of the General Partner. The transferee of a Limited Partner Interest shall be admitted to the Partnership as a substitute limited partner of the Partnership upon its execution of a counterpart signature page to this Agreement, or some other written instrument in which it agrees to be bound by the terms of this Agreement. The transferee of a Limited Partner Interest shall succeed to the capital account of the transferor relating to such Limited Partner Interest. If the Limited Partner transfers all of its interest, such admission shall be effective immediately prior to such transfer, and immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership and the Partnership shall continue without dissolution.

12. Admission of Additional Limited Partners. One or more additional limited partner(s) may be admitted to the Partnership with the written consent of the General Partner and upon execution of a counterpart signature page to this Agreement or some other document pursuant to which such person agrees to be bound by this Agreement. Upon the admission to the Partnership of any additional limited partner(s), the Partners shall, to the extent necessary, cause this Agreement to be amended and restated to reflect the admission of such additional limited partner(s) and the initial capital contribution, if any, of such additional limited partner(s). No limited partner will be permitted to withdraw from the Partnership, save with the prior consent of the General Partner, which consent may be given or withheld for any reason (or no reason at all) in the sole and absolute discretion of the General Partner.

13. Admission of Additional General Partners. One or more additional general partner(s) may be admitted to the Partnership with the written consent of the General Partner and upon execution of a counterpart signature page to this Agreement or some other document pursuant to which such person agrees to be bound by this Agreement. A General Partner may withdraw from the Partnership with the written consent of all other general partners, if any, and provided that, upon withdrawal, there remains at least one general partner of the Partnership and such general partner continues the Partnership without dissolution.

14. Liability of the Limited Partner. The Limited Partner, in its capacity as a limited partner of the Partnership, shall have no liability for the obligations or liabilities of the Partnership except as provided herein and to the extent provided in the Act and other applicable law. Nothing expressed in or implied by this Agreement shall be construed to confer upon or to give any person, except the Partners, any rights or remedies under or by reason of this Agreement.

15. Dissolution.

(a) Subject to the occurrence of an event of dissolution pursuant to Section 15(b), the Partnership shall have perpetual existence.

(b) The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

(i) the written consent of the General Partner to such effect;

(ii) at any time there are no limited partners of the Partnership unless the Partnership is continued in accordance with the Act;

(iii) an event of withdrawal of a general partner occurs under the Act; provided that the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in this Section 15(b)(iii) if (A) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (B) within 90 days after the occurrence of such event of withdrawal, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership; or

(iv) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

(c) In the event of dissolution, the Partnership shall be wound up and liquidated. The General Partner or, if there is no general partner, a liquidator who may be appointed by a majority of the Limited Partners, shall wind up the Partnership’s affairs (including the sale of the assets of the Partnership) in an orderly manner, and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in Section 17-804 of the Act. As part of the winding up process, any amounts permitted to be distributed to the Limited Partner in accordance with Section 17-804 of the Act shall be distributed to the Limited Partner.

16. Indemnification.

(a) To the fullest extent permitted by law, the General Partner and its affiliates and their respective partners, members, managers, shareholders, officers, directors, employees, advisors and associates and, with the approval of the General Partner, any agent of any of the foregoing (including their respective executors, heirs, assigns, successors or other legal representatives) (each, a “Covered Person” and collectively, the “Covered Persons”), shall not be liable to the Partnership or to any of the other Partners for any loss, claim, damage or liability occasioned by any acts or omissions in the performance of its services hereunder, except to the extent that it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss, claim, damage or liability has occurred solely by reason of the willful misconduct or gross negligence of such a Covered Person or as otherwise required by law; provided that nothing in this Agreement shall be construed as waiving any legal rights or remedies which the Partnership may have under state or federal securities laws.

(b) A Covered Person shall be indemnified to the fullest extent permitted by law by the Partnership (but not the Partners individually) against any cost, expense (including reasonable attorneys’ fees), judgment or liability incurred by or imposed upon it in connection with any action, suit or proceeding (including any proceeding before any judicial, administrative or legislative body or agency) to which it may be made a party or otherwise be involved or with which it shall be threatened by reason of being or having been a Partner or by reason of serving or having served, at the request of the Partnership, as a director, officer, consultant, advisor, employee, manager, member, shareholder or partner of any enterprise in which the Partnership or any of its controlled affiliates has or had a financial interest (an “Enterprise”); provided that the Covered Person shall not be so indemnified to the extent such cost, expense, judgment or liability shall have been finally determined by a Final Adjudication (i) in a decision on the merits in any such action, suit or proceeding, or (ii) on a plea of nolo contendere, to have been incurred or suffered by the Covered Person solely by reason of willful misconduct or gross negligence by the Covered Person. The right to indemnification granted by this Section 16 shall be in addition to any rights to which the Covered Person may otherwise be entitled and shall inure to the benefit of the successors or assigns of such Covered Person. To the fullest extent permitted by law, the Partnership shall pay the expenses incurred by the Covered Person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a Final Adjudication that it is not entitled to indemnification as provided herein. In any suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person or any other person claiming a right to indemnification is not entitled to be indemnified, or to an advancement of expenses, hereunder shall be on the Partnership (or any Limited Partner acting derivatively or otherwise on behalf of the Partnership or the Limited Partner) unless otherwise required by applicable law. Each Covered Person may satisfy any right of indemnity or reimbursement granted in this Section 16 or to which it may be otherwise entitled out of the assets of the Partnership only, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement. The General Partner may obtain appropriate insurance on behalf, and at the expense, of the Partnership to secure the Partnership’s obligations hereunder.

(c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Covered Person acting under this Agreement shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the Partnership or its partners, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Notwithstanding anything to the contrary contained in this Agreement or otherwise applicable provision of law or equity, to the maximum extent permitted by law, a Covered Person shall owe no duties (including fiduciary duties) to the Partnership or the Partners other than those specifically set forth herein; provided that a Covered Person shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(d) Each Covered Person shall be deemed an intended third party beneficiary (to the extent not a direct party hereto) of this Agreement and, in particular, the provisions of this Section 16.

17. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended by the General Partner in its sole and absolute discretion and without the consent of any Limited Partner.

18. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

19. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and all rights and remedies shall be governed by such laws. The Partners intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

20. No Benefit of Third Parties. The provisions of this Agreement are intended only for the regulation of relations among the Limited Partner, the General Partner, former or prospective partners, the Partnership and, solely with respect to Section 23, the Withdrawing Limited Partners. Except as otherwise provided in Section 16(d) of this Agreement, this Agreement is not intended for the benefit of any other persons.

21. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

22. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic signature. All counterparts shall be construed together and shall constitute one instrument.

23. Contribution and Withdrawal by Withdrawing Limited Partners.

(a) Each Withdrawing Limited Partner hereby contributes, assigns, transfers, conveys and delivers the Contributed Interest to the Limited Partner, together with all associated rights, privileges, restrictions and obligations related to the Contributed Interest with effect as of the date hereof. The Contributed Interest is transferred and assigned by each Withdrawing Limited Partner to the Limited Partner free and clear of any liens, claims or encumbrances, except for such restrictions as are imposed by this Agreement (the “Contribution”).

(b) The Limited Partner hereby (i) accepts the Contribution, (ii) agrees to be and is admitted as a substitute limited partner of the Partnership with respect to the Contributed Interest in the place and stead of each Withdrawing Limited Partner, (iii) succeeds to the capital account of each Withdrawing Limited Partner relating to the Contributed Interest and (iv) undertakes and agrees to comply with and be bound by all of the terms of this Agreement and any other obligations associated with the Contributed Interest on and after the date hereof.

(c) Contemporaneously with the Contribution, each Withdrawing Limited Partner shall and does hereby withdraw as a limited partner of the Partnership, and shall thereupon cease to be a limited partner hereof and cease to have or exercise any right or power as a limited partner hereof.

(d) The General Partner hereby consents to the Contribution, as contemplated above. The General Partner hereby agrees that, upon consummation of the transactions contemplated by this Agreement, (i) the Limited Partner shall be admitted as a substitute limited partner of the Partnership in the place of each Withdrawing Limited Partner with respect to the Contributed Interest, and (ii) each Withdrawing Limited Partner shall be released from any and all obligations associated with the Contributed Interest, and shall cease to be a limited partner of the Partnership immediately following the admission of the Limited Partner as a limited partner of the Partnership. The General Partner hereby acknowledges and agrees that no additional instruments (other than this Agreement), including, without limitation, any opinion of counsel, are required or necessary in order to effectuate the contribution of the Contributed Interest from the Withdrawing Limited Partners to the Limited Partner.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have dully executed this Agreement as of the date first above written.

General Partner:

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Vice President

Limited Partner:

AMH HOLDINGS, L.P.

By:	AMH Holdings GP, Ltd.,
its general partner

By:	Apollo Management Holdings GP, LLC, its director

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Vice President

Withdrawing Limited Partners:
Solely for purposes of agreeing to Section 23 of this Agreement:

APO CORP.

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Vice President

Apollo Management Holdings, L.P.

Fourth Amended and Restated Limited Partnership Agreement

Signature Page

AP PROFESSIONAL HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd.,
its general partner

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Vice President

Apollo Management Holdings, L.P.

Fourth Amended and Restated Limited Partnership Agreement

Signature Page

Annex A

General Partner

AMH Holdings GP, Ltd.
9 West 57th St., 43rd Floor
New York, NY 10019

Limited Partner

AMH Holdings, L.P. c/o AMH Holdings GP, Ltd.
9 West 57th St., 43rd Floor
New York, NY 10019

Annex A-1